                                                                     EXHIBIT 1.1

June 11, 1998


Board of Directors
National Capital Reciprocal Insurance Company
2170 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Attention:  Mr. Ray Pate
            President and Chief Executive Officer
            -------------------------------------


Ladies and Gentlemen:

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") is pleased to act as an independent financial advisor to National Capital Reciprocal Insurance Company ("NCRIC") in connection with NCRIC's proposed reorganization from a reciprocal insurance company to a stock insurance company (the "Reorganization"), including the offer and sale of certain shares of the common stock of either NCRIC Holdings, Inc., NCRIC Group, Inc., any other intermediate stock holding company formed by NCRIC, or their affiliates (each referred to herein as the "Holding Company") or NCRIC, to NCRIC's eligible policyholders in a Subscription Offering, under certain circumstances to members of NCRIC's community in a Direct Community Offering and, under certain circumstances, to the general public in a Syndicated Community Offering or a Public Offering (collectively, the "Offerings"). For purposes of this letter, the term "Actual Purchase Price" shall mean the price at which the shares of the Holding Company's or NCRIC's common stock are sold in the applicable Offering. This letter is to confirm the terms and conditions of our engagement.


ADVISORY SERVICES
-----------------

     Sandler O'Neill will act as a consultant and advisor to NCRIC and the Holding Company and will work with NCRIC's management, counsel, accountants and other advisors in connection with the Reorganization and the Offerings. We anticipate that our services will include the following, each as may be necessary and as NCRIC may reasonably request:

     1. Consulting as to the securities marketing implications of any aspect of the Plan of Reorganization and related corporate documents;
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 2


     2. Reviewing with the Board of Directors any independent appraiser's appraisal of the common stock;

     3. Reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of NCRIC and the Holding Company and their counsel);

     4. Assisting in the design and implementation of a marketing strategy for the Offerings;

     5.   Assisting in obtaining all requisite regulatory approvals;

     6. Assisting NCRIC's management in scheduling and preparing for meetings with potential investors and broker-dealers; and

     7. Providing such other general advice and assistance as may be requested to promote the successful completion of the Reorganization.


SYNDICATED COMMUNITY OFFERING
-----------------------------

     If any shares of the Holding Company's or NCRIC's common stock, as applicable, remain available after the expiration of the Subscription Offering and any Direct Community Offering, at the request of NCRIC and subject to the continued satisfaction of the conditions set forth in the second paragraph under the caption "Definitive Agreement" below, Sandler O'Neill, if requested by NCRIC, will seek to form a syndicate of registered dealers to assist in the sale of such common stock in a Syndicated Community Offering on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by NCRIC under any such selected dealers agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment, which shall not exceed 5.5% of the aggregate Actual Purchase Price of the shares sold under such agreements. Sandler O'Neill will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of NCRIC and the requirements of the Plan of Reorganization, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a selected dealer or to take or purchase any shares of the Holding Company's common stock.
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 3

PUBLIC OFFERING
---------------

     In the alternative, if any shares of the Holding Company's or NCRIC's common stock, as applicable, remain available after the expiration of the Subscription Offering and any Direct Community Offering, and subject to the continued satisfaction of the conditions set forth in the second paragraph under the caption "Definitive Agreement" below, Sandler O'Neill shall have the right of first refusal to assist in the sale of such common stock to the general public in a Public Offering on a best efforts basis, or to enter into an agreement with the Holding Company or NCRIC for a firm commitment Public Offering. The compensation to be received by Sandler O'Neill in a Public Offering will be determined by NCRIC and Sandler O'Neill prior to the commencement of the Public Offering. Any such underwriting agreement shall be in a form satisfactory to Sandler O'Neill and NCRIC and shall contain customary representations, warranties, conditions, agreements and indemnities. It is understood that in no event shall Sandler O'Neill be obligated hereunder to enter into an underwriting agreement or to take or purchase any shares of the Holding Company's or NCRIC's common stock.


FEES
----

     In connection with its Advisory Services hereunder, NCRIC agrees to pay Sandler O'Neill an advisory fee of $50,000, $12,500 of which is payable on the date of execution of this letter by the Company and the balance of which shall be paid in three equal installments payable on the first day of each quarterly period beginning on July 1, 1998.

     If the Offerings are consummated, NCRIC agrees to pay Sandler O'Neill for its services hereunder the transaction fees set forth below:

     1. a fee of two percent (2.0%) of the aggregate Actual Purchase Price of the shares of common stock sold in the Subscription Offering and in the Direct Community Offering; and

     2. with respect to any shares of the Holding Company's or NCRIC's common stock sold by an NASD member firm (including Sandler O'Neill) under any selected dealers agreement in the Syndicated Community Offering,
          (a) the sales commission payable to the selected dealer under such agreement, (b) any sponsoring dealer's fees, and (c) a management fee to Sandler O'Neill of two percent (2.0%).
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 4

     If (i) Sandler O'Neill's engagement hereunder is terminated for any of the reasons provided for under the second paragraph of the section of this letter captioned "Definitive Agreement," or (ii) the Reorganization is terminated by NCRIC, no transaction fees shall be payable by NCRIC to Sandler O'Neill hereunder; however, NCRIC shall be obligated to pay Sandler O'Neill any unpaid amount of the Advisory Fee and to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, subject to the limitations set forth under the caption "Costs and Expenses".

     All transaction fees payable to Sandler O'Neill hereunder shall be payable in cash at the time of the closing of the applicable Offering. If any fees are paid to Sandler O'Neill in connection with the Specific Advisory Services to be rendered by Sandler O'Neill pursuant to the letter agreement between NCRIC and Sandler O'Neill dated of even date herewith, $25,000 of such fee shall be credited against any transaction fees payable to Sandler O'Neill at the time of the closing of the Offerings.


COSTS AND EXPENSES
------------------

     In addition to any fees that may be payable to Sandler O'Neill hereunder and the expenses to be borne by NCRIC pursuant to the following paragraph, NCRIC agrees to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, regardless of whether the Reorganization or the Offerings are consummated, including, without limitation, legal fees and expenses (up to a maximum amount of $60,000), advertising, promotional, syndication and travel expenses. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

     As is customary, NCRIC will bear all other expenses incurred in connection with the Reorganization and the Offerings, including, without limitation, (i) the cost of obtaining all securities and regulatory approvals, including any required NASD filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the shares in the various states; (iv) listing fees; and (v) all fees and disbursements of NCRIC's and the Holding Company's counsel, accountants, agents and other advisors. In the event Sandler O'Neill incurs any such fees and expenses on behalf of NCRIC or the Holding Company, NCRIC will reimburse Sandler O'Neill for such reasonable fees and expenses whether or not the Reorganization or the Offerings are consummated.
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 5

DUE DILIGENCE REVIEW
--------------------

     Sandler O'Neill's obligation to perform the services contemplated by this letter shall be subject to the satisfactory completion of such investigation and inquiries relating to NCRIC and the Holding Company and their affiliates, and their respective directors, officers, agents and employees, as Sandler O'Neill and its counsel in their sole discretion may deem appropriate under the circumstances. In this regard, NCRIC agrees that, at its expense, it will make available to Sandler O'Neill all information which Sandler O'Neill requests, and will allow Sandler O'Neill the opportunity to discuss with NCRIC's and the Holding Company's management the financial condition, business and operations of NCRIC and the Holding Company. NCRIC and the Holding Company acknowledge that Sandler O'Neill will rely upon the accuracy and completeness of all information received from NCRIC and the Holding Company and their directors, trustees, officers, employees, agents, independent accountants and counsel.


BLUE SKY MATTERS
----------------

     NCRIC agrees that if Sandler O'Neill's counsel does not serve as counsel with respect to blue sky matters in connection with the Offerings, NCRIC will cause the counsel performing such services to prepare a Blue Sly Memorandum related to the Offerings including Sandler O'Neill's participation therein and shall furnish Sandler O'Neill a copy thereof addressed to Sandler O'Neill or upon which such counsel shall state Sandler O'Neill may rely.


CONFIDENTIALITY
---------------

     Other than disclosure to other firms made part of any syndicate of selected dealers or as required by law or regulation, Sandler O'Neill agrees that it will not disclose any Confidential Information relating to NCRIC obtained in connection with its engagement hereunder (whether or not the Reorganization or the Offerings are consummated). As used in this paragraph, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Sandler O'Neill, (ii) was available to Sandler O'Neill on a non-confidential basis prior to its disclosure to Sandler O'Neill by NCRIC, or (iii) becomes available to Sandler O'Neill on a non-confidential basis from a person other than NCRIC who is not otherwise known to Sandler O'Neill to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation.
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 6


INDEMNIFICATION
---------------

     Since Sandler O'Neill will be acting on behalf of NCRIC and the Holding Company in connection with the Reorganization and the Offerings, the Holding Company and NCRIC agree to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the Reorganization, the Offerings or the engagement of Sandler O'Neill pursuant to, or the performance by Sandler O'Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party; provided, however, that NCRIC and the Holding Company will not be liable
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in any such case to the extent that any such loss, claim, damage, liability or expense (i) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any final proxy statement or prospectus, or any amendment or supplement thereto, made in reliance on and in conformity with written information furnished to NCRIC by Sandler O'Neill expressly for use therein, or (ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of Sandler O'Neill. If the foregoing indemnification is unavailable for any reason, NCRIC and the Holding Company agree to contribute to such losses, claims, damages, liabilities and expenses in the proportion that its financial interest in the Reorganization and the Offerings bears to that of Sandler O'Neill.


DEFINITIVE AGREEMENT
--------------------

     Sandler O'Neill and NCRIC agree that (a) except as set forth in clause (b), the foregoing represents the general intention of NCRIC and Sandler O'Neill with respect to the services to be provided by Sandler O'Neill in connection with the Reorganization and the Offerings, which will serve as a basis for Sandler O'Neill commencing activities, and (b) the only legal and binding obligations of NCRIC, the Holding Company and Sandler O'Neill with respect to the subject matter hereof shall be (l) NCRIC's obligation to reimburse costs and expenses pursuant to the section captioned "Costs and Expenses," (2) NCRIC's obligation to pay the Advisory Services fee as set forth in the section captioned "Fees,"
(3) those set forth under the captions "Confidentiality" and "Indemnification,"
(4) as set forth in a duly negotiated and executed definitive Agency Agreement to be entered into prior to the commencement of the Subscription Offering and/or Syndicated Community Offering relating to the services of Sandler O'Neill in connection with the Offerings, and
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National Capital Reciprocal Insurance Company
June 11, 1998
Page 7

(5) as set forth in a duly negotiated and executed Underwriting Agreement to be entered into prior to the commencement of any Public Offering. Such Agency Agreement and Underwriting Agreement shall be in form and content satisfactory to Sandler O'Neill, NCRIC and the Holding Company and their respective counsel and shall contain standard indemnification provisions consistent herewith.

     Sandler O'Neill's execution of such Agency Agreement shall also be subject to (i) Sandler O'Neill's satisfaction with its investigation of NCRIC's and the Holding Company's business, financial condition and results of operations, (ii) preparation of offering materials that are satisfactory to Sandler O'Neill and its counsel (iii) compliance with all relevant legal and regulatory requirements to the reasonable satisfaction of Sandler O'Neill's counsel, (iv) if an independent appraisal is obtained, agreement that the price established by the independent appraiser is reasonable, and (v) market conditions at the time of the proposed offering. Sandler O'Neill may terminate this agreement if such Agency Agreement is not entered into prior to June 30, 1999.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                                   Very truly yours,

                                   Sandler O'Neill & Partners, L.P.
                                   By: Sandler O'Neill & Partners Corp.,
                                            the sole general partner


                                   By:   /s/  Catherine A. Lawton
                                       ---------------------------
                                        Catherine A. Lawton
                                        Vice President


Accepted and agreed to as of
the date first above written:

National Capital Reciprocal Insurance Company



By:     /s/ R. Ray Pate, Jr.
      -----------------------

Its:  President & CEO
      ------------------------